LOWE'S

Exhibit 99.2

Q2 2026

RESULTS

Financial Highlights

+0.2%
COMP SALES

33.0%
GROSS MARGIN
-77 basis points vs. LY
-80 basis points vs. LY ADJ. GROSS MARGIN[1]

13.7%
OPERATING MARGIN
-81 basis points vs. LY

14.0%
ADJ. OPERATING MARGIN[1]
-62 basis points vs. LY ADJ. OPERATING MARGIN

$4.27
DILUTED EPS
0.0% vs. LY

$4.40
ADJ. DILUTED EPS[1]
+1.6% vs. LY ADJ. DILUTED EPS

We returned **$673 MILLION** to our shareholders through dividends

1. Adjusted Gross Margin, Adjusted Operating Margin, and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com for a reconciliation of non-GAAP measures.

Marvin R. Ellison, Chairman & CEO

"Sustained growth in Pro, Online and Home Services led to our fifth consecutive quarter of positive comp sales, despite pressure in discretionary DIY spending. While the near-term remains dynamic, our teams are executing at a high level, advancing our Total Home strategy and investing to drive growth and profitability."

Comparable Sales Summary

COMP TRANSACTIONS	-2.1%
COMP **$107.85** AVERAGE TICKET	+2.3%
ONLINE SALES GROWTH	+15.7%

Monthly Comp Sales Performance



MAY
JUNE
JULY
+4.7%
+1.7%
+0.3%
-0.4%
-1.0%
-1.2%
2026
2025

Comp Sales by Ticket Size



>$500
+2.7%
$100-$500
-0.7%
<$100
-1.4%



8 of 15 Regions

Delivered positive comp sales growth

Product Category Performance

Positive Comp Sales in **9 of 13 product categories**

- APPLIANCES
- ELECTRICAL
- KITCHENS & BATH
- LAWN & GARDEN
- LUMBER
- MILLWORK
- PAINT
- ROUGH PLUMBING
- TOOLS & HARDWARE

Total Home Strategy Updates

Double digit growth in **Online sales** driven by our enhanced user experience

Expanding key assortments leveraging our square footage and advancing space productivity

LOWE'S PRO

Positive Pro comp sales as we continue to enhance in-store and digital tools

Drive Pro penetration Accelerate online sales Expand home services Create a loyalty ecosystem Increase space productivity Total Home Strategy Solving problems and fulfilling dreams for the home

Q2 2026 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance for the three months ended July 31, 2026 and August 1, 2025: adjusted gross margin, adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impact of certain items, further described below. Fiscal 2026 Impacts During fiscal 2026, the Company recognized financial impacts from the following: • In the second quarter of fiscal 2026, the Company recognized pre-tax expenses of $96 million consisting of intangible asset amortization related to the acquisitions of Artisan Design Group and Foundation Building Materials (Acquisitions of businesses). Fiscal 2025 Impacts During fiscal 2025, the Company recognized financial impacts from the following: • In the second quarter of fiscal 2025, the Company recognized pre-tax expenses of $43 million consisting of transaction costs, purchase accounting adjustments, and intangible asset amortization related to the acquisition of Artisan Design Group (Acquisitions of businesses). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Gross Margin (in millions, except percentage data) August 1, 2025 Gross Margin, As Reported $ 8,101 Acquisitions of businesses 7 Adjusted Gross Margin $ 8,108 Gross Margin, % of Sales 33.81 % Adjusted Gross Margin, % of Sales 33.84 % Three Months Ended Adjusted Operating Income (in millions, except percentage data) July 31, 2026 August 1, 2025 Operating Income, As Reported $ 3,549 $ 3,469 Acquisitions of businesses 96 43 Adjusted Operating Income $ 3,645 $ 3,512 Operating Margin, % of Sales 13.67% 14.48 % Adjusted Operating Margin, % of Sales 14.04% 14.66%

Three Months Ended July 31, 2026 August 1, 2025 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 4.27 $ 4.27 Acquisitions of businesses 0.17 (0.04) 0.13 0.08 (0.02) 0.06 Adjusted Diluted Earnings Per Share $ 4.40 $ 4.33 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, trade policy changes and additional tariffs and tariff refunds, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers. Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward- looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.